SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 31, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On August 31, 2005, Grant Thornton LLP informed Cell Therapeutics, Inc. that Grant Thornton LLP had resigned as Cell Therapeutics’ independent registered public accounting firm.

The report of Grant Thornton LLP on Cell Therapeutics’ consolidated financial statements for the year ended December 31, 2004 did not contain any adverse opinion, or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton LLP was engaged by Cell Therapeutics on October 18, 2004.

In connection with its audit of Cell Therapeutics’ consolidated financial statements for the year ended December 31, 2004, through the interim periods during its engagement both prior and subsequent to the year ended December 31, 2004, through to the date of Grant Thornton LLP’s resignation, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference thereto in its report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Cell Therapeutics has requested Grant Thornton LLP to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated September 1, 2005 is filed as Exhibit 16.1 to this Form 8-K. Grant Thornton LLP did not seek Cell Therapeutics’ consent to its resignation. As a result, Cell Therapeutics’ audit committee did not recommend or approve the resignation of Grant Thornton LLP.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated as of September 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: September 1, 2005	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number

16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated as of September 1, 2005.